                                                                EXHIBIT 10.24

                        DIGITAL GENERATION SYSTEMS, INC.
                         SUPPLEMENTAL STOCK OPTION PLAN

         1.      Purposes of the Plan.  The purposes of this Stock Plan are:

                 o         to attract and retain the best available personnel,

                 o to provide additional equity incentives to eligible Employees and Consultants, and

                 o         to promote the success of the Company's business.

         Nonstatutory Stock Options may be granted under the Plan.

         2. Definitions. As used herein, the following definitions shall apply:

                 (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

                 (b)      "Board" means the Board of Directors of the Company.

                 (c) "Code" means the Internal Revenue Code of 1986, as amended.

                 (d) "Committee" means a Committee appointed by the Board in accordance with Section 4 of the Plan.

                 (e)      "Common Stock" means the Common Stock of the Company.

                 (f) "Company" means Digital Generation Systems, Inc., a California corporation.

                 (g) "Consultant" means any person, including an advisor, engaged by the Company to render services and who is compensated for such services, provided that the term "Consultant" shall not include any person who is also an officer or member of the Board of the Company.

                 (h) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

                 (i) "Employee" means any person employed by the Company other than any person who is an officer or member of the Board of the Company.

                 (j) "Fair Market Value" means, as of any date, the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

                 (k) "Nonstatutory Stock Option" means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

                 (l) "Option" means a stock option granted pursuant to the Plan.

                 (m) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

                 (n) "Optioned Stock" means the Common Stock subject to an Option.

                 (o) "Optionee" means an Employee or Consultant who holds an outstanding Option.

                 (p)      "Plan" means this Supplemental Stock Option Plan.

                 (q) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

                 (r) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing as defined in Section 424(f) of the Code.

                 3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 750,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

                 If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

                 4.       Administration of the Plan

                 (a) Administration. The Plan shall be administered by (i) the Board or (ii) a Committee designated by the Board, which Committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

                 (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                         (i)      to determine the Fair Market Value of the
Common Stock, in accordance with Section 2(l) of the Plan;

                        (ii) to select the Consultants and Employees to whom Options may be granted hereunder;

                       (iii) to determine whether and to what extent Options are granted hereunder;

                        (iv) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

                         (v)      to approve forms of agreement for use under
the Plan;

                        (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                       (vii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

                      (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                        (ix) to modify or amend each Option (subject to Section 15(b) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options;

                         (x)      to authorize any person to execute on behalf
of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

                        (xi) to make all other determinations deemed necessary or advisable for administering the Plan.

                 (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

         5. Eligibility. Nonstatutory Stock Options may be granted to Employees and Consultants. If otherwise eligible, an Employee or Consultant who has been granted an Option may be granted additional Options.
Notwithstanding anything to the contrary contained in the Plan, Options may not be granted to officers or members of the Board under this Plan.

         6. Limitations. Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

         7. Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect until terminated under
Section 15 of the Plan.

         8. Term of Option. The term of each Option shall be stated in the Option Agreement.

         9.      Option Exercise Price and Consideration.

                 (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator.

                 (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

                 (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

                         (i)      cash or cash equivalent;

                        (ii)      check;

                       (iii)      recourse promissory note;

                        (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                         (v)      delivery of a properly executed exercise
notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

                        (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

                       (vii) any combination of the foregoing methods of payment.

         10.     Exercise of Option.

                 (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

                          An Option may not be exercised for a fraction of a
Share.

                          An Option shall be deemed exercised when the Company
receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

                          Exercising an Option in any manner shall decrease the
number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                 (b) Termination of Employment. Upon termination of an Optionee's status as an Employee or Consultant (other than as a result of the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within three (3) months or such other period of time as the Administrator shall specify from the date of such termination and, unless determined otherwise by the Administrator, only to the extent that the Optionee was entitled to exercise it at the date of such termination (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). To the extent that Optionee was not entitled to exercise an Option at the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. For purposes of this Section 10(b), an Employee's change of status from Employee to Consultant or from Consultant to Employee shall not, unless specified otherwise by the Administrator, be considered a termination of status as an Employee or Consultant.

                 (c) Disability of Optionee. Upon termination of an Optionee's status as an Employee or Consultant as a result of the Optionee's Disability, the Optionee may exercise his or her Option, but only within six
(6) months or such other time period as the Administrator shall specify from the date of such termination, and, unless determined otherwise by the Administrator, only to the extent that the Optionee was entitled to exercise it at the date of such termination (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). To the extent that Optionee was not entitled to exercise an Option at the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                 (d) Death of Optionee. In the event of an Optionee's death within three (3) months of the termination of employment, the Optionee's estate or a person who acquired the right to exercise the deceased Optionee's Option by bequest or inheritance may exercise the Option, but only within six
(6) months or such other time period as the Administrator shall specify following the date of death, and, unless determined otherwise by the Administrator, only to the extent that the Optionee was entitled to exercise it at the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). To the extent that Optionee was not entitled to exercise an Option at the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         11. Non-Transferability of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         12. Adjustments Upon Changes in Capitalization, Dissolution,or Transfer in Control.

                 (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

                 (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

                 (c)      Transfer of Control.

                          (i)     A "Transfer of Control" shall be deemed to
have occurred in the event any of the following occurs with respect to the
Company:

                                  (a)      a merger or consolidation in which
the Company is not the surviving corporation;

                                  (b)      a merger or consolidation in which
the Company is the surviving corporation where the shareholders of the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such merger or consolidation;

                                  (c)      the sale, exchange, or transfer of
all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one (1) or more Subsidiaries);

                                  (d)      the direct or indirect sale or
exchange by the shareholders of the Company of all or substantially all of the stock of the Company where the shareholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such sale or exchange.

                          (ii)    In the event of a Transfer of Control of  the
Company, each outstanding Option will be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of the successor corporation (the "Successor Corporation"). In the event that an Option is not assumed or substituted for, such Option shall terminate as of the date of the Transfer of Control. For the purposes of this paragraph, the Option shall be considered assumed if, following the Transfer of Control, the option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the Transfer of Control the consideration (whether stock, cash, or other securities or property) received in the Transfer of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Transfer of Control was not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option for each Share of Optioned Stock subject to the Option to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Transfer of Control.

         13. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

         14. Withholding Taxes. In accordance with any applicable administrative guidelines it establishes, the Administrator may allow a purchaser to pay the amount of taxes required by law to be withheld as a result of a purchase of Shares, by withholding from any payment of Common Stock due as a result of such purchase, or by permitting the purchaser to deliver to the Company, Shares having a Fair Market Value, as determined by the Administrator, equal to the amount of such required withholding taxes.

         15.     Amendment and Termination of the Plan.

                 (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

                 (b) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

         16.     Conditions Upon Issuance of Shares.

                 (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                 (b) Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

         17. Liability of Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.